UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Phoenixville Pike Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 889-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 1, 2015, TetraLogic Pharmaceuticals Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and Nomura Securities International, Inc., as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to an underwritten public offering of 6,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per Share (the “Offering”).  All of the Shares are being sold by the Company.  The Shares will be offered to the public at a price of $4.00 per Share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.74 per Share.  The net proceeds from the sale of the Shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $23 million.  In addition, the Company has granted the Underwriters an option for a period of 30 days to purchase up to an additional 937,500 shares of the Company’s common stock.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.  The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-201346) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 2, 2015, and declared effective on January 15, 2015.  A preliminary prospectus supplement relating to the Offering was filed with the Commission  on April 30, 2015, and a final prospectus supplement relating to the Offering was filed with the Commission on May 1, 2015.  The closing of the Offering is expected to take place on May 6, 2015, subject to the satisfaction of customary closing conditions.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s press releases, dated April 30, 2015 and May 1, 2015, announcing the commencement and pricing of the Offering, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

1.1

Underwriting Agreement, dated May 1, 2015, by and among the Company, William Blair & Company, L.L.C. and Nomura Securities International, Inc., as representatives of the several underwriters listed on Schedule I thereto

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press Release of the Company dated April 30, 2015

99.2	Press Release of the Company dated May 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TetraLogic Pharmaceuticals Corporation

Date: May 1, 2015	By:	/s/ Richard L. Sherman
Richard L. Sherman
Senior Vice President, Strategic Transactions, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1

Underwriting Agreement, dated May 1, 2015, by and among the Company, William Blair & Company, L.L.C. and Nomura Securities International, Inc., as representatives of the several underwriters listed on Schedule I thereto

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press Release of the Company dated April 30, 2015

99.2	Press Release of the Company dated May 1, 2015